UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)               February 8, 2008

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events

On February 8, 2008, Affiliated Managers Group, Inc. (“AMG”) entered into a Supplemental Remarketing Agreement relating to the remarketing of its 4.125% Senior Notes due February 17, 2010 (the “Senior Notes”). The Senior Notes are a component of AMG’s Income PRIDES originally issued in February 2004. The remarketing will commence on February 13, 2008 and will settle on February 19, 2008 when the purchase contracts comprising part of the Income PRIDES are settled. AMG intends to submit a bid to the remarketing agent to acquire all of the remarketed Senior Notes at the required price of 100.25% of the aggregate principal amount.

The remarketed Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: February 8, 2008
	By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary